TERMINATION OF LEASE

        THIS TERMINATION OF LEASE (this “Agreement”), made as of the 13th day of October, 2000 by and between CHIPPEWA LIMITED PARTNERSHIP, a Maryland limited partnership (the “Landlord”), and EARTHSHELL CORPORATION, a Delaware corporation (the “Tenant”).

RECITALS

        Pursuant to a Lease Agreement dated July 2, 1999 (the “Lease”) by and between the Landlord and the Tenant, the Landlord leased to the Tenant a certain premises (the “Premises”) located in the building known as 9020 Junction Drive in Howard County, Maryland. The Landlord and the Tenant have agreed to terminate the Lease, subject to the terms and conditions set forth in this Agreement.

        NOW THEREFORE, in consideration of the premises and for further good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

        1. Termination of the Lease. The Lease and the leasehold estate created thereby are hereby terminated, effective 12:00 a.m., October 13, 2000 (the “Termination Date”). From and after the Termination Date, (a) the Tenant shall have no interest whatsoever in the Premises, and (b) neither the Landlord nor the Tenant shall have further rights, obligations, responsibilities or duties under the Lease, except as set forth herein.

        2. Conditions Precedent to Termination. This Agreement and the termination of the Lease is, at the Landlord's election, subject to the following conditions precedent:

                (a) New Lease. On or prior to the Termination Date, the Landlord and Little Optics, Inc., a Delaware corporation (the "New Tenant"), shall have entered into a new lease agreement for the lease of the Premises to the New Tenant on terms and conditions satisfactory to the Landlord in the Landlord's sole and absolute discretion and such lease shall not be subject to any unsatisfied condition precedent or conditioned on any approval not obtained by Landlord.

                (b) Lender's Approval. Landlord shall have obtained from the holder of any mortgage or deed of trust or similar instrument affecting all or any part of the Premises (a "Mortgagee") the written approval of the termination of the Lease and of the new lease to be entered into by and between the Landlord and the New Tenant.

                (c) Estoppel and SNDA. The Landlord shall have obtained from the New Tenant a Tenant Estoppel Certificate, a Subordination, Non-Disturbance and Attornment Agreement and any other agreement required by a Mortgagee with respect to the New Tenant.

        In the event that any of the foregoing conditions precedent are not satisfied as of the Termination Date, then the Landlord, in its sole and absolute discretion, shall have the right (but shall not be obligated to) to terminate this Agreement. If the Landlord elects to terminate this Agreement, it shall give written notice of termination to the Tenant and, upon the giving of such notice, this Agreement shall become null, void and of no force or effect, as if it had never been executed, and the Lease shall continue in existence in accordance with its terms and conditions.

        3. Possession and Condition of Premises. On the Termination Date, the Tenant shall deliver to the Landlord possession of the Premises in the condition that the Premises are required, by paragraph 24, and any other applicable provisions of the Lease, to be in on the date of expiration or earlier termination of the Lease.

        4. Security Deposit. If the Tenant shall have performed all of its obligations under the terms of the Lease and under the terms of this Agreement, the Landlord shall, within thirty (30) days after the Termination Date, return to the Tenant the security deposit held by the Landlord, pursuant to paragraph 6 of the Lease. If the Tenant has defaulted in any obligation under the Lease or under this Agreement, the Landlord shall be entitled to apply any or all of the security deposit towards the Landlord’s damages, as determined by the Landlord.

        5. Adjustment of Taxes, Insurance and Common Area Charges. Taxes, insurance and common area charges payable by the Tenant under the Lease shall be adjusted to the Termination Date. The obligation of the Tenant to make payments on account of taxes, insurance and common area charges shall survive the termination of the Lease and the execution of this Agreement and the Tenant shall make any payment to the Landlord on account thereof within twenty (20) days after written notice form the Landlord to the Tenant specifying the amount of such payment that is due.

        6. Indemnification. Except to the extent the claim results from the negligence or intentional misconduct of Landlord or its agents or employees, the Tenant will defend and will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability, and expenses (including, but not limited to, reasonable attorneys’ fees) in connection with or arising out of the failure of the Tenant to comply with any term or provision of this Agreement. Without limiting the generality of the foregoing, if the Tenant holds over after the Termination Date, without the express written consent of Landlord, the Tenant shall pay the Landlord a hold over fee on a daily basis at the rate of one and one-half (1 1/2) times the monthly basic rental specified to be due under the terms of the Lease, but such obligation for payment of the hold over fee shall not give rise to any right of the Tenant to maintain occupancy of the Premises after the Termination Date nor shall it give rise to any tenancy or new lease.

        7. Indemnification, Etc. The obligations of the Tenant set forth in paragraph 20.A (Indemnification and Waiver of Claim) and paragraph 34 (Hazardous Materials) of the Lease shall survive the termination of the Lease and the execution of this Agreement.

        8. Acknowledgment of Notice. Landlord acknowledges that it has received sufficient notice of Tenant’s intention to vacate the Premises pursuant to paragraph 21(8) of the Lease so that, if Tenant vacates the Premises on the Termination Date, Tenant shall not have committed an event of default under the Lease, pursuant to paragraph 21(8) of the Lease.

        9. Representations and Warranties. The Tenant hereby represents and warrants to the Landlord that (i) this Agreement has been duly authorized by all necessary action on the part of Tenant and constitutes the valid and binding act of Tenant and is enforceable against Tenant in accordance with its terms, and (ii) Tenant has not assigned, sublet or otherwise transferred or encumbered its interest in the Lease or the Premises, in whole or in part. The undersigned individual represents and warrants to the Landlord that he is the duly authorized officer of the Tenant and has the power and authority to execute and deliver this Agreement on behalf of the Tenant.

        10. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

        11. Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Maryland.

        12. Remedies Cumulative. Any and all remedies available to the Landlord for the enforcement of the provisions of this Agreement are cumulative and not exclusive and the Landlord shall be entitled to pursue singly or concurrently any of the rights and remedies enumerated in this Agreement or in the Lease or authorized by law or available in equity. In the event the Landlord retains legal counsel to enforce any of its rights or remedies under or in connection with this Agreement, the Tenant shall pay all of the reasonable counsel fees and court costs of the Landlord’s counsel.

        13. Time is of the Essence. Time is of the essence of all of the provisions of the Agreement.

        14. Entire Agreement. This Agreement, together with the Lease, contains the entire agreement between the parties as to the subject matter hereof, and all agreements relating hereto have been integrated herein. This Agreement cannot be changed or modified except by a written instrument signed by the party to be bound thereby.

        IN WITNESS WHEREOF the parties hereto, by the properly authorized persons, have duly executed this Agreement, under seal, as of the day and year first above written.

WITNESS/ATTEST:    CHIPPEWA LIMITED PARTNERSHIP, a Maryland limited partnership,

                                By:    Emory Holdings II Limited
                                Partnership, its general partner

__/s/unlegible__________        By: _/s/R.Clayton Emory_______(SEAL)
                                    R. Clayton Emory, general partner

WITNESS/ATTEST:    EARTHSHELL CORPORATION

_/s/Teasha Blackman_____        By: /s/Scott Houston_____________(SEAL)
Teasha Blackman                 Name:    Scott Houston
                                Title: Chief Financial Officer